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                 AGREEMENT OF PROMISE OF ASSIGNMENT AND TRANSFER

                                 OF PERMISSIONS

BY MEANS OF THIS PRIVATE INSTRUMENT:

I. SAN FRANCISCO COMUNICAC'ES LTDA., a commercial limited liability company organized and existing under the laws of the Federative Republic of Brazil, with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Jardim Botanico, 635, office No. 403, registered as taxpayer under CGC No. 42.582.569/0001-52, herein represented by its duly empowered attorney-in-fact Mr. JOAQUIM VIEIRA DOS SANTOS, Portuguese citizen, married, businessman, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Uruguai, 288, apartment No. 202, Tower 02, bearer of identity card number RNE W175237/9 and, bearer of CPF 019899447/87, hereinafter referred to simply as "PROMISING TRANSFEROR";

AND

II. PAGING NETWORK DO BRASIL S.A., a corporation, organized and existing under the laws of the Federative Republic of Brazil, with head offices in the City of Sao Paulo, State of Sao Paulo, at Rua Alexandre Dumas, number 1711, registered as taxpayer under CGC/MF No. 01.126.946/0001-61, herein represented by its Officers Mr. Thomas Crane Trynin, American citizen, single, business administrator, bearer of identity card No. V192319-I and CPF No. 214308398-05 and Mr. Marco Antonio Fregenal, Brazilian citizen, married, business administrator, bearer of identity card No. 35355458-5 and CPF 214170768-49 hereinafter referred to simply as "PROMISING TRANSFEREE";

WHEREAS:

      1. The PROMISING TRANSFEROR is the holder of permissions granted by the Ministry of Communications for the exploitation of Paging Services ("Servico Especial de Radiochamada") ("the Paging Services"), in accordance with Ordinances issued by the Ministry of Communications Number 505, 506, 507, 508, 509, all dated as of July, 18, 1994 and published in the Official Gazette of July, 28, 1994, except for Ordinance 506 which was published in the Official Gazette as of August, 04, 1994

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            (the "Permissions"), which attached hereto as Exhibit I, are an integral part hereof as if they had been herein transcribed in full;

      2. The PROMISING TRANSFEROR has entered into an agreement for the resale of its Paging Services and mutual operating agreement with the PROMISING TRANSFEREE (The "Operating Agreement");

      3. The PROMISING TRANSFEREE has made investments in the installation, operation and provision of the Paging Services, and has been developing commercial and marketing efforts with its operation and the resale;

      4. The PROMISING TRANSFEREE has expressed its wish to acquire the Permissions and the PROMISING TRANSFEROR agrees to transfer them to the PROMISING TRANSFEREE;

      5. The PROMISING TRANSFEREE desires to eventually purchase said Permissions, to which the PROMISING TRANSFEROR agrees;

      6. The PROMISING TRANSFEROR and the PROMISING TRANSFEREE acknowledge the legal demand for obtaining the prior authorization of the Ministry of Communications in order to have the Permissions transferred;

NOW, THEREFORE:

The Parties have agreed to enter in this Agreement of Promise of Assignment and Transfer of Permissions with respect to Paging Services (the "Agreement"), in accordance with the clauses and conditions specified below:

Clause One: DESCRIPTION OF THE PERMISSIONS

The Permissions are all of those described in Exhibit I hereto, which initialed by the parties become an integral part of this Agreement, as well as all and any new Permissions, namely those that may be granted as a result of a transformation of the extension or modallity of the exploitation of the Services, including any and all inherent rights.


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Clause Two: PURPOSE

The PROMISING TRANSFEROR hereby promises to transfer to the PROMISING TRANSFEREE and the latter promises to acquire the Permissions attached hereto as Exhibit I, which shall be considered to have been transcribed in full herein, as well as all and any new Permissions, namely those that may be granted as a result of a transformation of the extension or modallity of the exploitation of the Services, including any and all inherent rights.

      First Paragraph: The definitive transfer of title to the Permissions of the PROMISING TRANSFEROR to the PROMISING TRANSFEREE shall be made by means of the execution of one or more definitive transfer agreements relating to each of the Permissions individually, in groups or jointly, at the option of the PROMISING TRANSFEREE.

      Second Paragraph: For purposes of the exercise of the option by the PROMISING TRANSFEREE, as provided in the First Paragraph above, it is incumbent upon it to present to the PROMISING TRANSFEROR the text of the definitive transfer agreement or agreements, depending on whether it opts for the joint transfer of the Permissions, or for their transfer individually or in groups.

      Third Paragraph: For purposes of the provisions of the preceding paragraph, the PROMISING TRANSFEROR grants on the date hereof an irrevocable power-of-attorney to persons chosen by mutual agreement between the PROMISING TRANSFEROR and the PROMISING TRANSFEREE, conferring upon them the necessary powers to carry out the transfer.

      Fourth Paragraph: It is understood that the transfer or transfers of the Permissions include the transfer to the PROMISING TRANSFEREE of any equipment, cables, transmitters, receivers and other infrastructure, and all user's rights related to such infrastructure then owned or entitled to the PROMISING TRANSFEROR and affected to the service.

      Fifth Paragraph: With the transfer of the Permissions, the parties consider automatically assigned and transferred to the PROMISING TRANSFEREE all the PROMISING TRANSFEROR's rights arising from any and all subscriber agreements.


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Clause Three: THE DEFINITIVE TRANSFER AGREEMENT(S)

The definitive agreement(s) for the transfer of title to the Permissions shall be granted by the PROMISING TRANSFEROR in favor of PROMISING TRANSFEREE or in favor of whom it may indicate, it being recognized by the PROMISING TRANSFEROR, as of now, that the PROMISING TRANSFEREE has the right to be substituted in its contractual position in this Agreement one or more times, without the PROMISING TRANSFEROR's consent, pursuant to its option for the joint, isolated or grouped transfer of the Permissions, being able, for this purpose, to indicate one or several interested parties, as the case may be, subject to any applicable legal and regulatory requirements.

Clause Four: TERM FOR THE EXECUTION OF THE DEFINITIVE AGREEMENT(S)

The definitive agreement(s) for the transfer of title to the Permissions shall be executed by the PROMISING TRANSFEROR and PROMISING TRANSFEREE, as soon as the former has obtained from the Ministry of Communications the competent authorization in accordance with items 6.11 and 6.11.1 of the General Telecommunications Rule ("Norma Geral de Telecomunicacoes") approved by Ordinance No. 232/91 of October 23 and item II.9, of the Specific Conditions of the Specific Telecommunications Rule ("Norma Especifica de Telecomunicacoes"), approved by Ordinance No. 257/91 of October 23, i.e. once the three (3) year period counted from the date of issuance of the functioning license (or such shorter period as may then be applicable) and the above referred express authorization is obtained.

      First Paragraph: The term referred to in the previous item shall be, however, anticipated upon the earlier of the following situations:

      (i) in accordance with the precise terms of an eventual legislative or administrative change, regarding the terms of the transfer of the Permissions;

      (ii) when any express authorization has been obtained for the direct assignment and transfer; or

      (iii) when any alternative solution, in accordance with the Second and Third Paragraphs below, has been allowed.


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      Second Paragraph: The PROMISING TRANSFEROR shall use its best efforts so as to obtain the previous administrative authorization(s) required in connection with the execution of the definitive transfer agreement, cooperating, in a diligent and active manner, in all bureaucratic proceedings which may be necessary or convenient to accomplish such end. The PROMISING TRANSFEROR also agrees, if necessary, to look for alternative solutions to make such transfer possible, provided such alternative solutions are not excessively burdensome. The PROMISING TRANSFEREE will direct the PROMISING TRANSFEROR for all measures to be taken as per this paragraph.

      Third Paragraph: The PROMISING TRANSFEREE shall cooperate, in a diligent and active manner, for the accomplishment of occasional bureaucratic requirements and, if necessary, to search for the alternative solutions in order to allow such transfer, being provided that said solutions are not excessively burdensome.

      Fourth Paragraph: For purposes of the provisions of the preceding paragraphs, the PROMISING TRANSFEROR grants, on the date hereof, an irrevocable power-of-attorney to persons chosen by mutual agreement between PROMISING TRANSFEROR and the PROMISING TRANSFEREE, conferring upon them the necessary powers to effectuate the transfer of the rights.

Clause Five: REPRESENTATIONS AND WARRANTIES OF THE PROMISING TRANSFEROR

      First Paragraph: The PROMISING TRANSFEROR is a limited liability company duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil and has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets. The PROMISING TRANSFEROR is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification.

      Second Paragraph: The PROMISING TRANSFEROR has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated on its part hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions described herein by the PROMISING TRANSFEROR have been duly authorized by all requisite corporate action. This Agreement has been duly executed and


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      delivered by the PROMISING TRANSFEROR and, assuming the due execution and delivery thereof by the PROMISING TRANSFEREE, is a valid and binding obligation of the PROMISING TRANSFEROR, enforceable against it in accordance with its terms.

      Third Paragraph: As of the date of this Agreement, the PROMISING TRANSFEROR has good title to all of the Permissions, free and clear of any and all liens, charges, pledges, mortgages, security interests or other encumbrances of any kind, except for governmental restrictions on the transfer thereof.

      Fourth Paragraph: The business of the PROMISING TRANSFEROR has been operated in material compliance with all applicable laws, statutes, rules, regulations, ordinances, codes, orders, licenses, permits or authorizations, as such now apply to such business, and to the knowledge of the PROMISING TRANSFEROR no notification has been received alleging any violation of any of the foregoing.

      Fifth Paragraph: Neither the execution, delivery nor performance of this Agreement or any of the transactions contemplated hereby will (i) violate or conflict with any provision of the organizational documents of the PROMISING TRANSFEROR, (ii) result in a breach of or a default under any provision of any contract, agreement, lease, commitment, license, franchise, permit, authorization or concession to which the PROMISING TRANSFEROR is a party or bound or to which any property or asset of the PROMISING TRANSFEROR is subject or an event which with notice, lapse of time, or both, would result in any such breach or default, or (iii) result in violation by the PROMISING TRANSFEROR of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, or award, or an event which with notice, lapse of time, or both, would result in any such violation, which breach, default or violation would have a material adverse effect on the ability of the PROMISING TRANSFEROR to consummate the transactions contemplated hereby.

      Clause Six: REPRESENTATIONS AND WARRANTIES OF THE PROMISING TRANSFEREE

      First Paragraph: The PROMISING TRANSFEREE is a corporation (S.A.) duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil and has full corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets. The PROMISING TRANSFEREE is duly qualified to do business and is in good


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      standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification.

      Second Paragraph: The PROMISING TRANSFEREE has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated on its part hereby and to perform its obligations hereunder. The execution, delivery and performance or this Agreement and the consummation of the transactions described herein by the PROMISING TRANSFEREE have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the PROMISING TRANSFEREE and, assuming the due execution and delivery thereof by the PROMISING TRANSFEROR, is a valid and binding obligation of the PROMISING TRANSFEREE, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratoriums or other similar laws now or hereafter in effect relating to creditors, rights generally and by general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

Clause Seven: MUTUAL COVENANTS OF THE PARTIES

      First Paragraph: From the date hereof until the date upon which the definitive agreement(s) for the transfer of the Permissions are executed, the PROMISING TRANSFEROR shall:

      (a) not take any action that would result in the rescission of the grant of the Permissions to the PROMISING TRANSFEREE, or any action inconsistent with the consummation of the transactions contemplated hereby;

      (b) take all action necessary to maintain good title to the Permissions and the Rights, including using its best efforts to preserve generally the present relationships with persons or governmental agencies instrumental in the granting of the Permissions; instructions for such actions shall be given by the PROMISING TRANSFEREE to the PROMISING TRANSFEROR; or

      (c) not sell, transfer or otherwise dispose of any of the Permissions or Rights or permit any lien, charge, pledge, mortgage, security interest or other encumbrance of any kind to exist thereon.


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      Second Paragraph: From the date hereof until the date upon which the definitive agreement(s) for the transfer of the Permissions are executed, the PROMISING TRANSFEREE shall not take any action inconsistent with the consummation of the transactions contemplated hereby.

Clause Eight: CONSIDERATION

      8.1. As consideration for the transfer of all the Permissions, now promised, the PROMISING TRANSFEROR shall be entitled to the increase of value of its assets and rights arising from technological, organizational, operational and managing goodwill developed by the PROMISING TRANSFEREE, in accordance with the Operating Agreement.

      8.2. The increase of value to which the PROMISING TRANSFEROR shall be entitled is that verified from the date hereof until the date upon which all the Permissions have been transferred to the PROMISING TRANSFEREE, by means of a direct or indirect mechanism of transfer.

      8.3. The failure of the Promising Transferee to complete the assignment and transfer now agreed, once the regulatory term has elapsed and the approval of the competent authorities is obtained, and provided that the breach was not a result of the action or inaction of the government or of a regulatory authority, such as the Ministry of Communications of Brazil, but of the PROMISING TRANSFEROR fault, shall give rise to the forfeit of its right to such increase of value of its assets and rights.

Clause Nine: JURISDICTION

      9.1. This Agreement and all questions arising in connection with its interpretation and legal relations between the parties in connection herewith shall be governed and construed in accordance with the substantive law of Brazil.

      9.2. All disputes and differences arising from or in connection with this Agreement, or in relations between the parties with respect to the subject matter hereof, shall be finally settled by binding arbitration in accordance with the Rules for Conciliation and Arbitration of the International Chamber of Commerce (ICC) by three arbitrators


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            appointed in accordance with said Rules. The place of arbitration shall be New York, New York, and the arbitration proceedings shall be conducted in English.

      9.3. If for any reason, notwithstanding the international character of this Agreement and the diverse nationalities of the shareholders in the companies parties to the same, the preceding clause 9.2. should not be applied or be held invalid by any court in Brazil or in the United States of America, the parties specifically agree that any dispute or controversy relating to this Agreement or otherwise described in clause 9.2. shall be decided solely and exclusively by the competent courts of the State of New York, United States of America.


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In witness whereof, the parties have caused this Agreement to be duly executed in three (3) counterparts of equal content and form, in the presence of the two witnesses below.

                                 Sao Paulo, December 11th, 1996


                             /s/ Joaquim Vieira dos Santos
                            ------------------------------------------
                                SAN FRANCISCO COMUNICACOES LTDA.
                                   Joaquim Vieira dos Santos
                                        Attorney-in-fact


                             /s/ Thomas Crane Trynin
                             /s/ Marco Antonio Fregenal
                            ------------------------------------------
                                   PAGING NETWORK DO BRASIL S.A.
                            Thomas Crane Trynin  Marco Antonio Fregenal
                                    Officer             Officer

WITNESSES:


1.  /s/ Roberto Duque Estrada
    -----------------------------------
    Roberto Duque Estrada
    OAB/RJ 80.668
    CPF/MF 016.468.087-03


2.  /s/ Maria Gabriela Campos da Silva
    -----------------------------------
    Maria Gabriela Campos da Silva
    OAB/RJ 84.606-E
    CPF/MF 016.706.607-29


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